UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2019

Fortem Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1020, 909 11th Avenue SW, Calgary, Alberta  T2R 0E7
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                                                                 Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2019, our company entered into a written agreement with Oilprice.com (a division of Advanced Media Solutions Limited) for the provision of certain investor relation services, including but not limited to writing articles for our company and driving traffic to such articles through social media platforms. As consideration for Oilprice.com’s services, we have agreed to pay Oilprice.com the sum of US$220,000 over 12-month term of the agreement with US$55,000 payable on or prior to June 14, 2019 and US$15,000 every month thereafter for the remaining 11 months. The agreement with Oilprice.com and the consideration payable thereunder are subject to the approval by the TSX Venture Exchange.

On March 13, 2019, our company entered into an agreement (the “Extension Agreement”) extending the proposed closing date of the asset purchase agreement (the “Asset Purchase Agreement”) entered into on September 26, 2018. Pursuant to the Asset Purchase Agreement, our company agreed to purchase from a major Canadian oil and gas company a 100% working interest in three heavy oil leases covering a total of 20,719 hectares (51,200 acres) of heavy oil in north central Alberta (the “Transaction”). Pursuant to the Extension Agreement, the closing date of the Transaction was extended by the parties to a date on or before June 15, 2019, or such alternative time as the parties may agree to in writing. The extension was granted to us by the vendor in consideration for the payment of CDN$100,000, which will be credited towards the purchase price.

Item 8.01 Other Events.

On May 24, 2019, we became aware that Oilprice.com released a promotional article to the public regarding our company dated May 20, 2019 (the “Article”) prior to our pre-approval and prior to receipt of TSXV approval of the agreement with Oilprice.com. We have retracted the article and advised that the Article and all statements made therein cannot be relied upon.

A copy of our press release dated May 30, 2019 is furnished herewith.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Social Media Services Contract dated April 18, 2019 with Oilprice.com
10.2	Extension Letter Agreement dated March 13, 2019.
99.1	Press release dated May 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By: /s/ Michael Caetano
Michael Caetano
Chief Operating Officer

Date: May 30, 2019